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                                                                    EXHIBIT 10.2

                               EPICEPT CORPORATION

                             1995 STOCK OPTION PLAN
                        (AS AMENDED THROUGH JUNE 6, 2002)

1. PURPOSE.

      The purpose of this 1995 Stock Option Plan, as amended and/or restated (the "Plan"), is to secure to EpiCept Corporation (the "Company") and its shareholders the benefits arising from capital stock ownership by employees, officers, directors, consultants and advisors of the Company and any subsidiary corporations, who are expected to contribute to the Company's future growth and success. Except where the content otherwise requires, the term "Company" shall include all present and future subsidiaries of the Company as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code"). Those provisions of the Plan which make express reference to
Section 422 shall apply only to Incentive Stock Options (as that term is defined in the Plan).

2. TYPES OF OPTIONS AND ADMINISTRATION.

      (a) TYPES OF OPTIONS. Options granted pursuant to the Plan shall be authorized by action of the Board of Directors of the Company (or a Committee designated by the Board of Directors) and may be either incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Code or non-statutory options which are not intended to meet the requirements of
Section 422 of the Code.

      (b) ADMINISTRATION. The Plan will be administered by a committee (the "Committee") appointed by the Board of Directors of the Company ("Board"), whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The delegation of powers to the Committee shall be consistent with applicable laws or regulations (including, without limitation, applicable state law and Rule 1 6b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor rule ("Rule l6b-3"). In the event that the Committee is unable or unavailable to perform its duties and responsibilities under the Plan, the Board shall assume and perform all such duties and responsibilities of the Committee hereunder until such time as the Committee is able to resume performing its duties and responsibilities hereunder. Subject to certain provisions throughout the Plan, the Committee may in its sole discretion grant options to purchase shares of the Company's Common Stock, $.0001 par value per share ("Common Stock"), and issue shares of Common Stock upon exercise of such options as provided in the Plan. The Committee shall have the authority, subject to the express provisions of the Plan to: (i) construe the respective option agreements and the Plan; (ii) to prescribe, amend and rescind rules and regulations relating to the Plan; (iii) to determine the terms and provisions of the respective option agreements, which need not be identical; and (iv) to make all other determinations in the

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judgement of the Committee necessary or desirable for the administration of the
Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board shall be liable for any action or determination under the Plan made in good faith. Subject to adjustment as provided in Section 15 below, the aggregate number of shares of Common Stock that may be subject to options granted to any person in a calendar year shall not exceed Three Hundred and Fifty Thousand (350,000) shares of Common Stock.

      (c) APPLICABILITY OF RULE 16b-3 AND SECTION 162(m). Except for Section 25 hereof, those provisions of the Plan which make express reference to Rule 16b-3 and Section 162(m) of the Code shall apply to the Company only at such time as the Company's Common Stock is registered under the Exchange Act, and then only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a "Reporting Person").

3. ELIGIBILITY.

      (a) GENERAL. Options may be granted to persons who are, at the time of grant, employees, officers, directors, consultants or advisors of the Company or any of its majority-controlled subsidiaries; provided, however, that Incentive Stock Options may only be granted to individuals who are employees of the Company or any of its majority-controlled subsidiaries. A person who has been granted an option may, if he or she is otherwise eligible, be granted additional options if the Committee shall so determine.

      (b) GRANT OF OPTIONS TO REPORTING PERSONS. From and after the registration of the Common Stock of the Company under the Exchange Act, the selection of a director or an officer who is a Reporting Person (as the terms "director" and "officer" are defined for purposes of Rule 16b-3) as a recipient of an option, the timing of the option grant, the exercise price of the option and the number of shares subject to the option shall be determined (i) by the Committee, each of which members shall be a "non-employee director" (as hereinafter defined) or
(ii) by a committee consisting of two or more directors having full authority to act in the matter, each of whom shall be a "non-employee director". For the purposes of the Plan a director shall be deemed to be a "non-employee director" only if such person qualifies as a "non-employee director" within the meaning of Rule 16b-3, as such term is interpreted from time to time. In addition, to the extent reasonably practicable, each member of the Committee (or the committee of directors described in clause (ii) above) shall be an "outside director" as defined in the regulations under Section 162(m) of the Code.

4. STOCK SUBJECT TO THE PLAN.

      The stock subject to options granted under the Plan shall be shares of authorized but unissued or reacquired Common Stock. Subject to adjustment as provided in Section 15 below, the maximum number of shares of Common Stock of the Company that may be issued and sold under the Plan is 3,188,320. If an option granted under the Plan shall

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expire, terminate or is canceled for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants under the Plan.

5. FORMS OF OPTION AGREEMENTS.

      As a condition to the grant of an option under the Plan, each recipient of an option shall execute an option agreement in such form not inconsistent with the Plan as may be approved by the Board. Such option agreements may differ among option recipients.

6. PURCHASE PRICE.

      (a) GENERAL. The purchase price per share of stock deliverable upon the exercise of an option shall be determined by the Committee at the time of grant of such option; provided, however, that in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the Fair Market Value (as hereinafter defined) of such stock, at the time of grant of such option, or less than 110% of such Fair Market Value in the case of options described in
Section 11(b). "Fair Market Value" of a share of Common Stock of the Company as of a specified date for the purposes of the Plan shall mean the closing price of a share of the Common Stock on the principal securities exchange on which such shares are traded on the day immediately preceding the date as of which Fair Market Value is being determined, or on the next preceding date on which such shares are traded if no shares were traded on such immediately preceding day, or if the shares are not traded on a securities exchange, Fair Market Value shall be deemed to be the average of the high bid and low asked prices of he shares in the over the-counter market on the day immediately preceding the date as of which Fair Market Value is being determined or on the next preceding date an which such high bid and low asked prices were recorded. If the shares are not publicly traded, Fair Market Value of a share of Common Stock (including, in the case of any repurchase of shares, any distributions with respect thereto which would be repurchased with the shares) shall be determined in good faith by the Committee.

      (b) PAYMENT OF PURCHASE PRICE. Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such options, or by any other means which the Committee determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 1 6b-3 and Regulation T promulgated by the Federal Reserve Board).

7. OPTION PERIOD.

      Subject to earlier termination as provided in the Plan, each option and all rights thereunder shall expire on such date as determined by the Committee and set forth in the applicable option agreement, provided, however that such date shall not be later than (10) ten years after the date on which the option is granted.

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8. EXERCISE OF OPTIONS.

      Each option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the option agreement evidencing such option, subject to the provisions of the Plan. No option granted to a Reporting Person for purposes of the Exchange Act, however, shall be exercisable during the first six months after the date of grant. Subject to the requirements in the immediately preceding sentence, if an option is not at the time of grant immediately exercisable, the Committee may (i) in the agreement evidencing such option, provide for the acceleration of the exercise date or dates of the subject option upon the occurrence of specified events, and/or (ii) at any time prior to the complete termination of an option, accelerate the exercise date or dates of such option.

9. NONTRANSFERABILITV OF OPTIONS.

      No option granted under the Plan shall be assignable or otherwise transferable by the optionee except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. Subject to the foregoing, an option may be exercised during the lifetime of the optionee only by the optionee. In the event an optionee dies during his employment by the Company or any of its subsidiaries, or during the three-month period following the date of termination of such employment, his option shall thereafter be exercisable, during the period specified in the option agreement, by his executors or administrators to the full extent to which such option was exercisable by the optionee at the time of his death during the periods set forth in Section 10 or 11(d).

10. EFFECT OF TERMINATION OF EMPLOYMENT OR OTHER RELATIONSHIP.

      Except as provided in Section 11(d) with respect to Incentive Stock Options, and subject to the provisions of the Plan, an optionee may exercise an option at any time within three (3) months following the termination of the optionee's employment or other relationship with the Company or within one (1) year if such termination was due to the death or disability of the optionee, but, except in the case of the optionee's death, in no event later than the expiration date of the Option. If the termination of the optionee's employment is for cause or is otherwise attributable to a breach by the optionee of an employment, confidentiality or non-disclosure agreement, the option shall expire immediately upon such termination. The Committee shall have the power to determine what constitutes a termination for cause or a breach of an employment, confidentiality or non-disclosure agreement, whether an optionee has been terminated for cause or has breached such an agreement, and the date upon which such termination for cause or breach occurs. Any such determination shall be final and conclusive and binding upon the optionee.

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11. INCENTIVE STOCK OPTIONS.

      Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

      (a) EXPRESS DESIGNATION. All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options.

      (b) 10% SHAREHOLDER. If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

            (i) The purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of one share of Common Stock at the time of grant; and

            (ii) the option exercise period shall not exceed five (5) years from the date of grant.

      (c) DOLLAR LIMITATION. For so long as the Code shall so provide, options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value, as of the respective date or dates of grant, of more than One Hundred Thousand Dollars ($100,000).

      (d) TERMINATION OF EMPLOYMENT. DEATH OR DISABILITY. No Incentive Stock Option may be exercised unless, at the time of such exercise, the optionee is, and has been continuously since the date of grant of his or her option employed by the Company, except that:

            (i) an Incentive Stock Option may be exercised within the period of three months after the date the optionee ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable option agreement), provided, that the agreement with respect to such option may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a non-statutory option under the Plan;

            (ii) if the optionee dies while in the employ of the Company, or within three months after the optionee ceases to be such an employee, the Incentive Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of

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      death (or within such lesser period as maybe specified in the applicable option agreement); or

      (iii) if the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provisions thereto) while in the employ of the Company, the Incentive Stock Option may be exercised within the period of one year after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable option agreement).

Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date.

12. ADDITIONAL PROVISIONS.

      (a) ADDITIONAL OPTION PROVISIONS. The Committee may, in its sole discretion, include additional provisions in option agreements covering options granted under the Plan, including without limitation restrictions on transfer, repurchase rights, rights of first refusal, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Committee; provided, however, that such additional provisions shall not be inconsistent with any other terms or conditions of the Plan and such additional provisions shall not cause any Incentive Stock Option, granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

      (b) ACCELERATION. EXTENSION. ETC. The Committee may, in its sole discretion, (i) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised or (ii) extend the dates during which all, or any particular, option or options granted under the Plan may be exercised; provided, however, that no such extension shall be permitted if it would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b-3 (if applicable).

13. GENERAL RESTRICTIONS.

      (a) INVESTMENT REPRESENTATIONS. The Company may require any person to whom an option is granted, as a condition of exercising such option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Common Stock.

      (b) COMPLIANCE WITH SECURITIES LAW. Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities

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exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

14. RIGHTS AS A SHAREHOLDER.

      The holder of an option shall have no rights as a shareholder with respect to any shares covered by the option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until, following the exercise of such option, the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the reward date is prior to the date such stock certificate is issued.

15. ADJUSTMENT PROVISIONS FOR RECAPITALIZATIONS. REORGANIZATIONS AND RELATED TRANSACTIONS.

      (a) RECAPITALIZATIONS AND RELATED TRANSACTIONS. If through or as a result of any recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment shall be made in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to any then outstanding options under the Plan and (z) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 15 if such adjustment (i) would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b-3 or (ii) would be considered as the adoption of a new plan requiring stockholder approval.

      (b) REORGANIZATION, MERGER AND RELATED TRANSACTIONS. If the Company shall be the surviving corporation in any reorganization, merger or consolidation of the Company with one or more other corporations, any then outstanding option granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such options would have been entitled immediately following such reorganization, merger, or consolidation with a corresponding proportionate adjustment of the purchase price as to which such options may be exercised so that the aggregate purchase price as to which such option may be exercised shall be the same as the aggregate purchase price as to which such options may

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be exercised for the shares remaining subject to the options immediately prior to such reorganization, merger, of coordination.

      (c) BOARD AUTHORITY TO MAKE ADJUSTMENTS. Any adjustments under this
Section 15 will be made by the Board, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

16. MERGER. CONSOLIDATION. ASSET SALE, LIQUIDATION. ETC.

      (a) GENERAL. For purposes of the Plan, a "Change of Control Event" shall mean: (1) a sale of all or substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation;
(3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of outstanding securities of the Company representing at least eighty percent (80%) of the combined voting power entitled to vote in the election of directors. In the event of any Change of Control Event whereby any options granted under the Plan are not converted into shares of common stock or substantially equivalent securities of the surviving or acquiring company, then any such options shall be deemed fully exercisable immediately prior to the closing date of the Change of Control Event. All optionees shall have a period of one (1) month from the closing date of the Change of Control Event to exercise all options that have accelerated in vesting pursuant to this Section 16(a).

      (b) SUBSTITUTE OPTIONS. The Company may grant options under the Plan in substitution for options held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute options be granted on such terms and conditions as the Board considers appropriate under the circumstances.

17. NO SPECIAL EMPLOYMENT RIGHTS.

      Nothing contained in the Plan or in any option shall confer upon any optionee any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the optionee.

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18. OTHER EMPLOYEE BENEFITS.

      Except as to plans which by their terms include such amounts as compensation, the amount of any compensation deemed to be received by an employee as a result of the exercise of an option or the sale of shares received upon such exercise will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan except as otherwise specifically determined by the Board.

19. AMENDMENT OF THE PLAN.

      (a) The Board may at any time, and from time to time, modify or amend the Plan in any respect; provided, however, that if at any time the approval of the shareholders of the Company is required under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, or under Rule 1 6b-3, the Board may not effect such modification or amendment without such approval.

      (b) The modification or amendment of the Plan shall not, without the consent of an optionee, affect his or her rights in any materially adverse manner under an option previously granted to him or her. With the consent of the optionee affected, the Committee may amend any outstanding option agreement in a manner not inconsistent with the Plan. The Committee shall have the right to amend or modify (i) the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code and (ii) the terms and provisions of the Plan and of any outstanding option to the extent necessary to ensure the qualification of the Plan under Rule l6b-3.

20. WITHHOLDING.

      (a) The Company shall have the right to deduct from payments of any kind otherwise due to the optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of options under the Plan. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the optionee may elect to satisfy such obligations, in whole or in part (i) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an option or (ii) by delivering to the Company shares of Common Stock already owned by the optionee. The shares so delivered or withheld shall have a Fair Market Value equal to such withholding obligation as of the date that the amount of tax to be withheld is to be determined. An optionee who has made an election pursuant to this Section 20(a) may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

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      (b) The acceptance of shares of Common Stock upon exercise of an Incentive
Stock Option shall constitute an agreement by the optionee (i) to notify the Company if any or all of such shares are disposed of by the optionee within two years from the date the option was granted or within one year from the date the shares were issued to the optionee pursuant to the exercise of the option, and
(ii) if required by law, to remit to the Company, at the time of and in the case of any such disposition an amount sufficient to satisfy the Company's federal, state and local withholding tax obligations with respect to such disposition, whether or not, as to both (i) and (ii), the optionee is in the employ of the Company at the time of such disposition.

      (c) Notwithstanding the foregoing, in the case of a Reporting Person whose options have been granted in accordance with the provisions of Section 3(b) herein, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3.

21. CANCELLATION AND NEW GRANT OF OPTIONS. ETC.

      The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, (i) the cancellation of any or all outstanding options under the Plan and the grant in substitution therefor of new options under the Plan covering the same or different numbers of shares of Common Stock and having an option exercise price per share which may be lower or higher than the exercise price per share of the canceled options or
(ii) the amendment of the terms of any and all outstanding options under the Plan to provide an option exercise price per share which is higher or lower than the then-current exercise price per share of such outstanding options.

22. EFFECTIVE DATE AND DURATION OF THE PLAN.

      (a) EFFECTIVE DATE. The Plan shall become effective when adopted by the Board, but no Incentive Stock Option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months after the date of the Board's adoption of the Plan, no options previously granted under the Plan shall be deemed to be Incentive Stock Options and no Incentive Stock Options shall be granted thereafter. Amendments to the plan not requiring shareholder approval shall become effective when adopted by the Board; amendments requiring shareholder approval (as provided in Section 19) shall become effective when adopted by the Board, but no Incentive Stock Option granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such Incentive stock Option to a particular optionee) unless and until such amendment shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months of the Board's adoption of such amendment shall terminate to the extent that such amendment to the Plan was required to enable the Company to grant such option to a particular optionee. Subject to this limitation, options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

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      (b) TERMINATION. Unless sooner terminated in accordance with Section 16, the Plan shall terminate upon the earlier of (i) the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or cancellation of options granted under the Plan, of the date of termination is determined under (i) above, then options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

23. PROVISION FOR FOREIGN PARTICIPANTS.

      The Committee may, without amending the Plan, modify awards or options granted to participants who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

24. GOVERNING LAW.

      The provisions of the Plan shall be governed and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws.

25. EARLY EXERCISE.

      The option may, but need not, include a provision whereby an optionee who is a "non-employee director" (as defined in Rule 1 6b-3) may elect to exercise the option as to any part or all of the shares subject to the option prior to the full vesting of the option. Any unvested shares so purchased shall be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.

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